Exhibit 10.26

BLUE CITI NOTES SETTLEMENT AGREEMENT

I

PARTIES

THIS BLUE CITI NOTES SETTLEMENT AGREEMENT (the “Agreement”) is entered into as of the 8th day of February, 2021 (the “Effective Date”), by and between BLUE CITI LLC, a New York limited liability company (“Blue Citi”); and, DATA443 RISK MITIGATION, INC., a Nevada corporation (“Data443”). Data443 and Blue Citi are sometimes referred to collectively herein as the “Parties”, and each individually as a “Party”.

II

RECITALS

A. Data443 previously issued in favor of Blue Citi the following convertible promissory notes, collectively referred to herein as the “Convertible Notes”:

(i) Convertible note in the original principal amount of Two Hundred Thousand Dollars ($200,000) issued on 08 January 2020 (the “Credit Line Note”);

(ii) Convertible note in the original principal amount of Twenty Five Thousand Dollars ($25,000) issued on 01 July 2020 (the “Penalty Note”);

(iii) Convertible note in the original principal amount of One Hundred Fifty Thousand Dollars ($150,000) issued on 01 July 2020 (the “July $150K Note”);

(iv) Convertible note in the original principal amount of Two Hundred Thousand Dollars ($200,000) issued on 03 August 2020 (the “August $200K Note”);

(v) Convertible note in the original principal amount of Three Hundred Thousand Dollars ($300,000) issued on 24 August 2020 (the “August $300K Note”);

(vi) Convertible note in the original principal amount of Three Hundred Twenty Five Thousand Dollars ($325,000) issued on 30 September 2020 and which was issued in exchange for that certain note referred to as the Granite Note (the “Granite Exchange Note”); and

(vii) Convertible note in the original principal amount of Four Hundred Thousand Dollars ($400,000) issued on 17 November 2020 and which served to replace that certain note referred to as the Smea2z Note (the “Smea2z Exchange Note”).

B. The Convertible Notes have been modified, amended, or otherwise restructured in some manner or form since issuance. The Parties expressly agree that this Agreement shall supersede all previous modifications, amendments, and restructurings regarding to each of the Convertible Notes.

C. The Parties disagree as to various aspects of the Convertible Notes, including, without limitation, the enforceability of the Convertible Notes and the principal balance due under each of the respective Convertible Notes.

D. This Agreement is to specifically encompass all of the claims and related factual and legal circumstances regarding each of the Convertible Notes, as well as other specifically identified obligations referenced herein (collectively referred to as the “Disputes”).

E. The Parties are desirous of settling the Disputes and releasing each other from all future liability, expect as expressly provided for herein to the contrary.

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F. NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

III

CONFIRMATION OF OBLIGATIONS; AMENDED AND NEW COVENANTS

3.1 Absence of Certain Rights. Data443 hereby acknowledges and agrees that as of the Effective Date, Data443 has no right of offset, defense, or counterclaim with respect to or under any of the Convertible Notes.

3.2 Continued Effectiveness. Except as otherwise expressly set forth in this Agreement, the terms and conditions of each of the Convertible Notes remain unchanged, and each of the Convertible Notes shall remain in full force and effect, and each is hereby confirmed and ratified. Data443 shall continue to perform and observe all terms and conditions of each of the Convertible Notes, as modified under this Agreement.

3.3 No Novation. This Agreement shall not be deemed or construed to be a satisfaction, reinstatement, novation, or release of any of the Convertible Notes, or, except as otherwise expressly provided herein, a waiver by Blue Citi of any of its rights or remedies under any of the Convertible Notes, at law or in equity.

3.4 Reaffirmation. Data443 hereby reaffirms each and every covenant, condition, obligation, and provision set forth in each of the Convertible Notes, as modified under this Agreement.

3.5 Conflicting Terms. In the event of any conflict or inconsistency between this Agreement and any of the Convertible Notes, and the terms of this Agreement shall expressly control.

3.6 Share Reserve. With regard to the reserve of shares of common stock of Data443 (the “Common Stock”) for the benefit of Blue Citi, a single reserve account will be maintained for conversion under all of the Convertible Notes with the transfer agent for Data443 (the “Reserve Account”). The Reserve Account shall at all times have a balance of least fifty million (50,000,000) shares of Common Stock, except for the when the number of shares of Common Stock to be converted under the Convertible Notes is less than fifty million, at which time the balance of the Reserve Account shall be no less than the number of shares of Common Stock to be converted under the Convertible Notes.

3.7 Accrued and Unpaid Interest. All accrued and unpaid interest under the Convertible Notes shall be nullified in full and be deemed to be zero as part of the mutual settlement provisions hereunder. No further interest of any amount shall accrue on any of the Convertible Notes.

3.8 Conversion of all Convertible Notes. Each of the Convertible Notes shall be converted into shares of Common Stock as quickly as possible, provided that:

(a) The Smea2z Exchange Note shall be converted first; and

(b) At no time shall the total ownership of shares of Common Stock by Blue Citi exceed 9.99% of the total number of issued and outstanding shares of Common Stock.

3.9 Credit Line Note: The Credit Line Note shall have a fixed conversion price of $0.01, resulting in the issuance of 20,000,000 shares upon conversion.

3.10 Penalty Note. The Penalty Note shall be nullified in full and be deemed to be zero as part of the mutual settlement provisions hereunder. The Penalty Note shall be of no further force and effect.

3.11 July $150K Note. The July $150K Note shall have a fixed conversion price of $0.01, resulting in the issuance of 15,000,000 shares upon conversion.

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3.12 August $200K Note. The August $200K Note shall have a fixed conversion price of $0.005, resulting in the issuance of 40,000,000 shares upon conversion.

3.13 August $300K Note. The August $300K Note shall have a fixed conversion price of $0.005, resulting in the issuance of 60,000,000 shares upon conversion.

3.14 Granite Exchange Note. The Granite Exchange Note shall have a fixed conversion price of $0.015, resulting in the issuance of 21,666,667 shares upon conversion.

3.15 Smea2z Exchange Note. The Smea2z Exchange Note shall have a fixed conversion price of $0.0035, resulting in the issuance of 34,285,714 shares upon conversion.

3.16 No Cash Payment Permitted. Data443 shall have no right to prepayment, or any other right to repay in cash, under any of the Convertible Notes. Similarly, Blue Citi shall have no right to demand cash payment under any of the Convertible Notes.

3.17 Leak-Out Provision. As of and after the Effective Date, sales of Common Stock by Blue Citi shall be limited to a maximum of fifty million (50,000,000) shares of Common Stock each calendar week. However, in the event that the total volume of traded shares for the Common Stock exceeds three hundred million (300,000,000) in any calendar week, then the trading limitation for the following calendar week shall be increased to seventy five million (75,000,000) shares of Common Stock.

IV

RELEASE

4.1 Exchange and Hold Harmless. In consideration of the covenants, promises, and satisfaction of the obligations contained in this Agreement, and other good and valuable consideration, the receipt and value of which is hereby confirmed, Blue Citi on the one hand, and Data443 on the other hand, shall hereby fully, finally, and forever settle and release each other and their respective executors, administrators, successors, assigns, directors, officers, shareholders, members, managers, owners, affiliates, and attorneys from any and all known and unknown claims of every nature and kind whatsoever, losses, fines, penalties, damages, demands, judgments, debts, obligations, interests, liabilities, causes of action, breaches of duty, costs, expenses, and injunctions of any nature whatsoever, whether known or unknown, arising under or related to the Disputes.

4.2 Express Waiver of Certain Rights. The Parties hereby agree that the release of claims hereunder shall expressly include (i) any and all known and unknown claims of every nature and kind whatsoever which the Parties now or hereafter may have with respect to each other with regard to ands arising under the Disputes; (ii) the complete cancellation and termination of the Penalty Note; (iii) the elimination of all accrued and unpaid interest in all of the Convertible Notes; and, (iv) the irrevocable waiver by Data443 of all rights of offset, defense, or counterclaims with respect to the enforceability of the Exchange Note and all other promissory notes issued by Data443 in favor of Blue Citi (cumulatively referred to herein as the “Released Claims”).

4.3 After Acquired Information. The Parties acknowledge that they may hereafter discover information, facts, or circumstances different from or in addition to those which they now know or believe to be true. This Agreement shall remain in full force and effect in all respects notwithstanding such discovery, and the Parties expressly accept and assume the risk of such possible additions to or differences from those facts now known or believed to be true.

4.4 Enforceability. The enforceability of this Agreement is conditioned upon each Party satisfying its respective obligations hereunder.

4.5 No Prior Assignment of Released Claims. The Parties hereby covenant that none of the Released Claims has been assigned to any other person, and that no other person has any interest in any of the Released Claims. In the event any other person asserts any interest with respect to the Released Claims, then the Party breaching this covenant shall indemnify the Party against whom such claim is asserted for any and all damages, costs, and fees.

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4.6 Specific Exclusions. It is expressly understood that the release contained in this Agreement does not encompass the promises and obligations of the Parties under this Agreement. This Agreement also does not contemplate or include within the release hereunder post-Effective Date intentionally willful, tortious, or criminal acts of either Party, such acts being expressly excluded from this Agreement.

4.7 No Admission of Liability. Notwithstanding the terms and conditions of this Agreement, execution hereof shall in no manner or form constitute the admission of liability or responsibility of either Party in respect to the Disputes.

4.8 Independent Legal Counsel. The Parties to this Agreement warrant, represent, and agree that in executing this Agreement, they do so with full knowledge of the rights each may have with respect to the other Parties, and that each has received, or has had the opportunity to receive, independent legal advice as to these rights. Each of the Parties has executed this Agreement with full knowledge of these rights, and under no fraud, duress, or undue influence.

4.9 Disclosure. The Parties agree that Data443 shall be entitled to (i) issue a press release regarding the release hereunder and the terms and conditions of this Agreement; and, (ii) file a form 8-K with the Securities and Exchange Commission in order to satisfy applicable federal securities laws.

V

ADDITIONAL REPRESENTATIONS AND WARRANTIES OF BLUE CITI

Blue Citi hereby further represents and warrants to Data443 as follows as of the Effective Date:

5.1 Execution and Performance of Agreement. Blue Citi has the requisite right, power, authority, and capacity to enter into, execute, deliver, perform, and carry out the terms and conditions of this Agreement and all transactions contemplated hereunder. All requisite proceedings and actions have been taken and all approvals, consents, and authorizations necessary to authorize the execution, delivery, and performance of this Agreement by Blue Citi have been obtained. This Agreement has been duly and validly executed and delivered by Blue Citi and constitutes the valid, binding, and enforceable obligation of Blue Citi except as such enforcement may be limited by laws such as bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditor’s rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

5.2 Effect of Agreement. As of the Effective Date the consummation by Blue Citi of the transactions herein contemplated, including the execution, delivery and consummation of this Agreement, will not:

(a) Violate any judgment, statute, law, code, act, order, writ, rule, ordinance, regulation, governmental consent or governmental requirement, or determination or decree of any arbitrator, court, or other governmental agency or administrative body, which now or at any time hereafter may be applicable to and enforceable against the relevant party, work, or activity in question or any part thereof (collectively, “Requirement of Law”) applicable to or binding upon Blue Citi;

(b) Violate the terms of the formation documents or other governing documents of Blue Citi; or

(c) Result in the breach of, or constitute a default under, any agreement, commitment, contract (written or oral), or other instrument under which Blue Citi is obligated.

5.3 Consents. No consents, approvals, or other authorizations or notices, other than those which have been obtained and are in full force and effect, are required by any state or federal regulatory authority or other person or entity in connection with the execution and delivery of the Agreement and the performance of any obligations of Blue Citi contemplated hereunder.

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5.4 Accredited Investor. Blue Citi is (i) an “accredited investor”, as that term is defined in Rule 501 under the Securities Act of 1933, as amended from time-to-time (the “Act”); (ii) experienced in making investments of the kind described in this Agreement and the related documents; and, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by Data443 or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and to evaluate the merits and risks of entering in to this Agreement.

5.5 Investigation and Reliance. On or prior to the Effective Date, Blue Citi will have had an opportunity to inspect the books and records of Data443 and the filings of Data443 with the SEC. Blue Citi is executing this Agreement based upon its own independent investigation and evaluation of Data443 and its prospects, and the covenants, representations and warranties of Data443 set forth herein. Blue Citi is expressly not relying on any oral representations made by Data443 or any person affiliated with Data443.

VI

ADDITIONAL REPRESENTATIONS AND WARRANTIES OF DATA443

Data443 hereby further represents and warrants to Blue Citi as follows as of the Effective Date:

6.1 Execution and Performance of Agreement. Data443 has the requisite right, power, authority, and capacity to enter into, execute, deliver, perform, and carry out the terms and conditions of this Agreement and all transactions contemplated hereunder. All requisite proceedings and actions have been taken and all approvals, consents, and authorizations necessary to authorize the execution, delivery, and performance of this Agreement by Data443 have been obtained. This Agreement has been duly and validly executed and delivered by Data443 and constitutes the valid, binding, and enforceable obligation of Data443 except as such enforcement may be limited by laws such as bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditor’s rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

6.2 Effect of Agreement. As of the Effective Date the consummation by Data443 of the transactions herein contemplated, including the execution, delivery and consummation of this Agreement, will not:

(a) Violate any Requirement of Law applicable to or binding upon Data443; or

(b) Violate the terms of the formation documents or other governing documents of Data443; or

(c) Result in the breach of, or constitute a default under, any agreement, commitment, contract (written or oral), or other instrument under which Data443 is obligated.

6.3 Consents. No consents, approvals or other authorizations or notices, other than those which have been obtained and are in full force and effect, are required by any state or federal regulatory authority or other person or entity in connection with the execution and delivery of this Agreement and the performance of any obligations of Data443 contemplated hereunder.

6.4 Enforceable Obligations. Each of the Convertible Notes constitutes a valid and legally binding obligation of Data443, enforceable against Data443 in accordance with the terms thereof subject to the effects of bankruptcy, insolvency, fraudulent conveyance, and other laws affecting creditors’ rights generally and to general equitable principals.

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VII

ADDITIONAL PROVISIONS

7.1 Executed Counterparts. This Agreement may be executed in any number of counterparts, all of which when taken together shall be considered one and the same agreement, it being understood that all Parties need not sign the same counterpart. In the event that any signature is delivered by Fax or E-Mail, such signature shall create a valid and binding obligation of that Party (or on whose behalf such signature is executed) with the same force and effect as an original thereof. Any reproduction copy of this Agreement, with all signatures reproduced on one or more sets of signature pages, shall be considered for all purposes as if it were an executed counterpart of this Agreement.

7.2 Entire Agreement. This Agreement, and all references, documents, or instruments referred to herein, contains the entire agreement and understanding of the Parties regarding the Disputes. The Parties have expressly not relied upon any promises, representations, warranties, agreements, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes (i) any and all prior written or oral agreements, understandings, and negotiations between the Parties with respect to the subject matter contained herein; and, (ii) any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

7.3 Severability. Each and every provision of this Agreement is severable and independent of any other term or provision of this Agreement. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

7.4 Governing Law. This Agreement shall be governed by the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. If any court action is necessary to enforce the terms and conditions of this Agreement, the Parties hereby agree that the Supreme Court of New York, Manhattan County, shall be the sole jurisdiction and venue for such action.

7.5 Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. The remedies of the Parties under this Agreement are cumulative and shall not exclude any other remedies to which any person may be lawfully entitled.

7.6 Waiver. No failure by any Party to insist on the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy on a breach shall constitute a waiver of any such breach or of any other covenant, duty, agreement, or condition.

7.7 Recovery of Fees by Prevailing Party. In the event of any legal action (including arbitration) to enforce or interpret this Agreement, the non-prevailing Party shall pay the reasonable attorneys’ fees and other costs and expenses (including expert witness fees) of the prevailing Party in such amount as the may be determined. In addition, such non-prevailing Party shall pay reasonable attorneys’ fees incurred by the prevailing Party in enforcing, or on appeal from, a judgment in favor of the prevailing Party. The preceding sentence is intended by the Parties to be severable from the other provisions of this Agreement and to survive and not be merged into such judgment.

7.8 Recitals. The facts recited in Article II, above, are hereby conclusively presumed to be true as between and affecting the Parties.

7.9 Amendment. This Agreement may be amended or modified only by a writing signed by all Parties.

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7.10 Successors and Assigns. Except as expressly provided in this Agreement, each and all of the covenants, terms, provisions, conditions, and agreements herein contained shall be binding upon and shall inure to the benefit of the successors and assigns of the Parties. This Agreement is not assignable by either Party without the expressed written consent of all Parties.

7.11 No Third Party Beneficiaries. This Agreement has been entered into solely by and between Data443 and Blue Citi, solely for their benefit. Except as otherwise provided in Section 4.1, above, there is no intent by either Party to create or establish a third party beneficiary to this Agreement, and no such third party shall have any right to enforce any right, claim, or cause of action created or established under this Agreement.

7.12 Time. All Parties agree that time is of the essence as to this Agreement.

7.13 Provision Not Construed Against Party Drafting Agreement. This Agreement is the result of negotiations by and between the Parties; is the product of the work and efforts of all Parties; and, shall be deemed to have been drafted by all Parties. Each Party has had the opportunity to be represented by independent legal counsel of its choice. In the event of a dispute, no Party shall be entitled to claim that any provision should be construed against any other Party by reason of the fact that it was drafted by one particular Party.

7.14 Agreement Provisions, Exhibits, and Schedules. When a reference is made in this Agreement to an Article, Section, Subsection, Exhibit, or Schedule, such reference shall be to said item of this Agreement unless otherwise indicated. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof as if set out in full herein.

7.15 Further Assurances. Each Party agrees (i) to furnish upon request to each other Party such further information; (ii) to execute and deliver to each other Party such other documents; and, (iii) to do such other acts and things, all as another Party may reasonably request for the purpose of carrying out the intent of this Agreement and the transactions envisioned hereunder. However, this provision shall not require that any additional representations or warranties be made and no Party shall be required to incur any material expense or potential exposure to legal liability pursuant to this Section 7.15.

7.16 Notices.

7.16.1. Method and Delivery. All notices, requests, and demands hereunder shall be in writing and delivered by hand; Electronic Transmission; mail; or, recognized commercial over-night delivery service (Federal Express, e.g.), and shall be deemed given if (a) by hand delivery, upon such delivery; (b) by Electronic Transmission, 24-hours after transmission of same; (c) by mail, 48-hours after deposit in the U.S. mail, first class, registered or certified mail, postage prepaid; or, (d) by recognized commercial over-night delivery service, upon such delivery.

7.16.2. Consent to Electronic Transmission. Each Party hereby expressly consents to the use of Electronic Transmission for communications and notices under this Agreement. For purposes of this Agreement, “Electronic Transmission” means a communication (i) delivered by Fax or E-Mail when directed to the Fax number or E-Mail address, respectively, for that recipient on record with the sending Party; and, (ii) that creates a record that is capable of retention, retrieval, and review, and that may thereafter be rendered into clearly legible tangible form.

7.16.3. Address Changes. Any Party may alter the Fax number, E-Mail address, physical address, or postage address to which communications or copies are to be sent by giving notice of such change of address to the other Parties in accordance with the provisions of this Section 7.16.

7.17 Best Efforts. Each Party shall cooperate in good faith with the other Parties generally, and in particular, the Parties shall use and exercise their best efforts, taking all reasonable, ordinary and necessary measures to ensure an orderly and smooth relationship under this Agreement, and further agree to work together and negotiate in good faith to resolve any differences or problems which may arise in the future. However, the obligations under this Section 7.17 shall not include any obligation to incur substantial expense or liability.

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7.18 Definitional Provisions. For purposes of this Agreement, (i) those words, names, or terms which are specifically defined herein shall have the meaning specifically ascribed to them; (ii) wherever from the context it appears appropriate, each term stated either in the singular or plural shall include the singular and plural; (iii) wherever from the context it appears appropriate, the masculine, feminine, or neuter gender, shall each include the others; (iv) the words “hereof”, “herein”, “hereunder”, and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement; (v) all references to “Dollars” or “$” shall be construed as being United States Dollars; (vi) the term “including” is not limiting and means “including without limitation”; and, (vii) all references to all statutes, statutory provisions, regulations, or similar administrative provisions shall be construed as a reference to such statute, statutory provision, regulation, or similar administrative provision as in force at the date of this Agreement and as may be subsequently amended.

VIII

EXECUTION

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties and shall be effective as of and on the Effective Date. Each of the undersigned Parties hereby represents and warrants that it (i) has the requisite power and authority to enter into and carry out the terms and conditions of this Agreement, as well as all transactions contemplated hereunder; and, (ii) it is duly authorized and empowered to execute and deliver this Agreement.

BLUE CITI:	DATA443:

BLUE CITI LLC,	DATA443 RISK MITIGATION, INC.,
a New York limited liability company	a Nevada corporation

BY: __________________________	BY: __________________________

NAME: _______________________	NAME: _______________________

TITLE: _______________________	TITLE: _______________________

DATED: ______________________	DATED: ______________________

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